      As filed with the Securities and Exchange Commission on July 2, 1999

                                                     Registration No. 333-______
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                   __________

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                                   __________

                        INLAND ENTERTAINMENT CORPORATION
             (Exact name of registrant as specified in its charter)

                         Utah                                    333-0618806
           (State or other jurisdiction of                    (I.R.S. Employer
            incorporation or organization)                   Identification No.)

16868 Via Del Campo Court, Suite 200 San Diego, California           92127
        (Address of Principal Executive Offices)                   (Zip Code)
                                   __________

                        INLAND ENTERTAINMENT CORPORATION
                            1995 STOCK OPTION PLAN,
                                   AS AMENDED
                            (Full title of the plan)
                                   __________

                                 Andrew B. Laub
        Executive Vice President, Chief Financial Officer and Treasurer
                        Inland Entertainment Corporation
                      16868 Via Del Campo Court, Suite 200
                          San Diego, California 92127
                    (Name and address of agent for service)

                                 (619) 716-2100
         (Telephone number, including area code, of agent for service)

                        Copies of all communications to:
                           John F. Della Grotta, Esq.
                     Paul, Hastings, Janofsky & Walker LLP
                             695 Town Center Drive
                               Seventeenth Floor
                       Costa Mesa, California 92626-1924
                                 (714) 668-6200
                                   __________

                                            CALCULATION OF REGISTRATION FEE
=====================================================================================================================
                                                          Proposed maximum     Proposed maximum
     Title of securities              Amount to be         offering price          aggregate             Amount of
      to be registered                 registered           per share(1)       offering price(1)     registration fee
---------------------------------------------------------------------------------------------------------------------
Common Stock, $.001 par value      3,000,000 shares(2)          $2.50            $7,500,000.00          $2,273.00
=====================================================================================================================

     (1) In accordance with Rule 457(h)(1), the price of the securities has been estimated pursuant to Rule 457(c) solely for the purpose of calculating the registration fee, and the price listed is the average of the high and low prices of the Registrant's Common Stock as reported on the NASDAQ National Market on June 29, 1999 (a date within 5 business days prior to the date of filing this Registration Statement).

     (2) As presently constituted, plus such indeterminate number of shares as may become subject to the Inland Entertainment Corporation 1995 Stock Option Plan, as Amended, as a result of adjustment provisions set forth in such Plan and agreements entered into pursuant thereto.

================================================================================

                     STATEMENT UNDER GENERAL INSTRUCTION E.
                     REGISTRATION OF ADDITIONAL SECURITIES


The shares covered by this Registration Statement represent additional shares of the Registrant's Common Stock that have become available for issuance under the Inland Entertainment Corporation 1995 Stock Option Plan, as Amended (the "1995 Plan") as a result of an amendment increasing the number of shares authorized for issuance thereunder from 6,000,000 to 9,000,000, which amendment is reflected in the revised Inland Entertainment Corporation 1995 Stock Option Plan, as Amended (the "Amended 1995 Plan"), which is included as Exhibit 4.1 hereto. The Amended 1995 Plan supercedes the 1995 Plan. Unless otherwise noted herein, the contents of the Registrant's Form S-8 Registration Statement (File No. 333-19747) relating to the Amended 1995 Plan are incorporated by reference into this Registration Statement.


                                    PART II

ITEM 8.   EXHIBITS.

            4.1 Inland Entertainment Corporation 1995 Stock Option Plan, as Amended, previously filed as Appendix A to the definitive Proxy Statement dated October 27, 1998 of Inland Entertainment Corporation, a Utah corporation (formerly Inland Casino Corporation) (the "Company"), filed with the U.S. Securities and Exchange Commission (the "Commission") on October 27, 1998, which is incorporated herein by reference.

            4.2 Amended and Restated Articles of Incorporation of the Company, previously filed as Exhibit 3.1 to the Company's Form 10-KSB for its fiscal year ended June 30, 1995, filed with the Commission on October 12, 1995 (File No. 0-11532), which is incorporated herein by reference.

            4.3 Articles of Amendment to the Amended and Restated Articles of Incorporation of the Company, previously filed as Exhibit 4.3 to the Company's Form S-8 filed with the Commission on January 13, 1998 (File No. 333-44179), which is incorporated herein by reference.

            4.4 Amended and Restated Bylaws of the Company, previously filed with the Commission as Exhibit 3.1 to the Company's Form 10-QSB for the quarterly period ended March 31, 1996, filed with the Commission on May 17, 1996 (File No. 0-11532), which is incorporated herein by reference.

            5            Opinion (and consent) of Paul, Hastings, Janofsky &
                         Walker, LLP.

           23.1          Consent of Grant Thornton LLP.

           23.2 Consent of Paul, Hasting, Janofsky & Walker LLP (set forth as part of Exhibit 5 above).

           24            Power of Attorney (set forth on page 2).

                                   SIGNATURES


      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on June 30, 1999.


                                   INLAND ENTERTAINMENT CORPORATION,
                                   a Utah corporation



                                   By:  /s/ L. Donald Speer, II
                                      -----------------------------------
                                      L. Donald Speer, II
                                      Chairman of the Board and Chief Executive
                                      Officer, President and Chief Operating
                                      Officer



                               POWER OF ATTORNEY


      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints L. Donald Speer, II, Andrew B. Laub and Christopher Wm. Voisin, and each of them, such person's true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for such person and in such person's name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his/her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:


        Signature                          Title                      Date
        ---------                          -----                      ----

/s/ L. Donald Speer, II          Chairman of the Board and Chief    June 30, 1999
-------------------------------  Executive Officer, President and
L. Donald Speer, II              Chief Operating Officer and a
                                 Director (Principal Executive
                                 Officer)


/s/ Richard T. Harrison          President and Chief Operating      June 30, 1999
-------------------------------  Officer, Cyberworks, Inc. and a
Richard T. Harrison              Director


/s/ Andrew B. Laub               Executive Vice President, Chief    June 30, 1999
-------------------------------  Financial Officer and Treasurer
Andrew B. Laub                   and a Director (Principal
                                 Financial Officer)


/s/ G. Fritz Opel                Executive Vice President,          June 30, 1999
-------------------------------  Marketing and Consulting Services
G. Fritz Opel                    and a Director


/s/ Jane McKeag                  Vice President, Governmental       June 30, 1999
-------------------------------  Relations and a Director
Jane McKeag


/s/ Thomas G. Holmes             Vice President, Technology and a   June 30, 1999
-------------------------------  Director
Thomas G. Holmes


/s/ Kevin McIntosh               Controller (Principal Accounting   June 30, 1999
-------------------------------  Officer)
Kevin McIntosh


/s/ Charles Reibel               Director                           June 30, 1999
-------------------------------
Charles Reibel


/s/ Cornelius E. ("Neil") Smyth  Director                           June 30, 1999
-------------------------------
Cornelius E. ("Neil") Smyth

                               INDEX TO EXHIBITS


ITEM 8.     EXHIBITS.

             4.1 Inland Entertainment Corporation 1995 Stock Option Plan, as Amended, previously filed as Appendix A to the definitive Proxy Statement dated October 27, 1998 of
                        Inland Entertainment Corporation, a Utah corporation
                        (formerly Inland Casino Corporation) (the "Company"), filed with the U.S. Securities and Exchange Commission
                        (the "Commission") on October 27, 1998, which is incorporated herein by reference.

             4.2        Amended and Restated Articles of Incorporation of the
                        Company, previously filed as Exhibit 3.1 to the Company's Form 10-KSB for its fiscal year ended June 30, 1995, filed with the Commission on October 12, 1995
                        (File No. 0-11532), which is incorporated herein by reference.

             4.3        Articles of Amendment to the Amended and Restated
                        Articles of Incorporation of the Company, previously filed as Exhibit 4.3 to the Company's Form S-8 filed with the Commission on January 13, 1998) (File No.
                        333-44179), which is incorporated herein by reference.

             4.4 Amended and Restated Bylaws of the Company, previously filed with the Commission as Exhibit 3.1 to the Company's Form 10-QSB for the quarterly period ended
                        March 31, 1996, filed with the Commission on May 17, 1996 (File No. 0-11532), which is incorporated herein by reference.

             5          Opinion (and consent) of Paul, Hastings, Janofsky &
                        Walker LLP.

            23.1        Consent of Grant Thornton LLP.

            23.2 Consent of Paul, Hastings, Janofsky & Walker LLP (set forth as part of Exhibit 5 above).

            24          Power of Attorney (set forth on page 2).